Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Dollars in thousands)
Non-accrual loans	$6,216	$5,381	$5,307	$5,859	$5,893
Loans 90 days or more past due and still accruing interest	—	—	—	—	—
Subtotal	6,216	5,381	5,307	5,859	5,893
Less: Government guaranteed loans	2,330	1,660	1,491	1,360	859
Total non-performing loans	3,886	3,721	3,816	4,499	5,034
Other real estate and repossessed assets	499	455	348	508	438
Total non-performing assets	$4,385	$4,176	$4,164	$5,007	$5,472

As a percent of Portfolio Loans
Non-performing loans	0.11%	0.11%	0.11%	0.14%	0.17%
Allowance for credit losses	1.44	1.51	1.50	1.47	1.52
Non-performing assets to total assets	0.09	0.08	0.08	0.10	0.11
Allowance for credit losses as a percent of non-performing loans	1,300.82	1,409.16	1,340.20	1,064.30	906.38

Allowance for credit losses

	Three months ended March 31,
	2023			2022
	Loans	Securities	Unfunded Commitments	Loans	Securities	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$52,435	$168	$5,080	$47,252	$—	$4,481
Additions (deductions)
Provision for credit losses	(832)	2,992	—	(1,573)	—	—
Recoveries credited to allowance	578	—	—	621	—	—
Assets charged against the allowance	(1,631)	(3,000)	—	(673)	—	—
Additions included in non-interest expense	—	—	(475)	—	—	(355)
Balance at end of period	$50,550	$160	$4,605	$45,627	$—	$4,126

Net loans charged (recovered) against the allowance to average Portfolio Loans	0.12%			0.01%

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Capitalization

	March 31, 2023	December 31, 2022
	(In thousands)
Subordinated debt	$39,452	$39,433
Subordinated debentures	39,677	39,660
Amount not qualifying as regulatory capital	(676)	(657)
Amount qualifying as regulatory capital	78,453	78,436
Shareholders’ equity
Common stock	321,026	320,991
Retained earnings	127,499	119,368
Accumulated other comprehensive income (loss)	(80,811)	(92,763)
Total shareholders’ equity	367,714	347,596
Total capitalization	$446,167	$426,032

Non-Interest Income

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(In thousands)
Interchange income	$3,205	$3,402	$3,082
Service charges on deposit accounts	2,857	3,153	2,957
Net gains (losses) on assets
Mortgage loans	1,256	1,486	835
Securities	(222)	—	70
Mortgage loan servicing, net	726	687	9,641
Investment and insurance commissions	827	728	738
Bank owned life insurance	111	58	138
Other	1,791	1,954	1,487
Total non-interest income	$10,551	$11,468	$18,948

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2023	2022
	(In thousands)
Balance at beginning of period	$42,489	$26,232
Originated servicing rights capitalized	930	2,143
Change in fair value	(1,496)	7,558
Balance at end of period	$41,923	$35,933

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Mortgage Loan Activity

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(Dollars in thousands)
Mortgage loans originated	$113,021	$138,889	$270,194
Mortgage loans sold	106,846	80,584	221,725
Net gains on mortgage loans	1,256	1,486	835
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	1.18%	1.84%	0.38%
Fair value adjustments included in the Loan Sales Margin	1.20%	0.19%	(1.87)%

Non-Interest Expense

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022

	(In thousands)
Compensation	$13,269	$12,728	$12,435
Performance-based compensation	2,245	4,147	3,662
Payroll taxes and employee benefits	3,825	3,519	4,033
Compensation and employee benefits	19,339	20,394	20,130
Data processing	2,991	2,670	2,216
Occupancy, net	2,159	2,225	2,543
Interchange expense	1,049	1,042	1,011
Furniture, fixtures and equipment	926	933	1,045
FDIC deposit insurance	783	572	522
Communications	668	629	757
Legal and professional	607	588	493
Loan and collection	578	679	559
Advertising	495	489	680
Amortization of intangible assets	137	146	232
Supplies	106	125	123
Correspondent bank service fees	63	67	77
Provision for loss reimbursement on sold loans	10	—	33
Net gains on other real estate and repossessed assets	(46)	—	(55)
Recoveries related to unfunded lending commitments	(475)	(77)	(355)
Other	1,567	1,609	1,439
Total non-interest expense	$30,957	$32,091	$31,450

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Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2023			2022
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$3,487,539	$44,234	5.12%	$2,971,566	$28,340	3.85%
Tax-exempt loans (1)	6,630	76	4.65	8,532	99	4.71
Taxable securities	822,572	5,884	2.86	1,080,252	4,552	1.69
Tax-exempt securities (1)	323,503	3,506	4.34	326,973	2,015	2.47
Interest bearing cash	38,889	464	4.84	87,317	37	0.17
Other investments	17,653	211	4.85	18,117	180	4.03
Interest Earning Assets	4,696,786	54,375	4.67	4,492,757	35,223	3.16
Cash and due from banks	60,442			58,676
Other assets, net	231,212			169,772
Total Assets	$4,988,440			$4,721,205

Liabilities
Savings and interest-bearing checking	2,535,045	8,857	1.42	2,503,014	641	0.10
Time deposits	657,686	4,903	3.02	338,354	126	0.15
Other borrowings	112,137	1,735	6.27	108,969	973	3.62
Interest Bearing Liabilities	3,304,868	15,495	1.90%	2,950,337	1,740	0.24
Non-interest bearing deposits	1,224,375			1,317,160
Other liabilities	102,477			77,698
Shareholders’ equity	$356,720			$376,010

Total liabilities and shareholders’ equity	$4,988,440			$4,721,205

Net Interest Income		$38,880			$33,483

Net Interest Income as a Percent of Average Interest Earning Assets			3.33%			3.00%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

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Commercial Loan Portfolio Analysis as of March 31, 2023

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$11,583	$26	$—	$26	0.2%
Land Development	15,019	—	—	—	—
Construction	89,060	—	—	—	—
Income Producing	498,500	2,474	—	2,474	0.5
Owner Occupied	428,849	16,173	—	16,173	3.8
Total Commercial Real Estate Loans	$1,043,011	$18,673	$—	$18,673	1.8

Other Commercial Loans	$428,282	$8,370	36	$8,406	2.0
Total non-performing commercial loans			$36

Commercial Loan Portfolio Analysis as of December 31, 2022

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$9,285	$180	$—	$180	1.9%
Land Development	16,220	—	—	—	—
Construction	114,277	—	—	—	—
Income Producing	469,696	6,177	—	6,177	1.3
Owner Occupied	426,404	16,525	—	16,525	3.9
Total Commercial Real Estate Loans	$1,035,882	$22,882	$—	$22,882	2.2

Other Commercial Loans	$430,971	$9,157	38	$9,195	2.1
Total non-performing commercial loans			$38

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